Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)

Aspen Insurance Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Preference Shares	Rule 457(o)	N/A	N/A	N/A	N/A	N/A
	Equity	Depositary Shares	Rule 457(o)	N/A	N/A	N/A	N/A	N/A
	Debt	Debt Securities	Rule 457(o)	N/A	N/A	N/A	N/A	N/A
	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(2)	$600,000,000 (3)	$0.0001102
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$600,000,000	$0.0001102	$66,120
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$66,120

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(1)An indeterminate aggregate number or amount of the securities of each identified class up to a proposed aggregate initial offering price of $600,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies) is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)The proposed maximum offering price per class of security will be determined, from time to time, by the registrant in connection with the offering by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.